UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

GLOBAL ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-28025

(Commission File Number)

86-0951473

(I.R.S. Employer Identification Number)

415 Madison Avenue, 15th Floor, New York, NY 10017

(Address of principal executive offices, including zip code)

646.673.8435

(Registrant's telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 6, 2007 we issued 700,000 stock options to two directors of our company. The options will be exercisable at a price of $2.20 per share until December 6, 2012. The options were issued in accordance with the terms of the 2007 Israeli Stock Option Plan.

The options were issued pursuant to the exemption from registration under the United States Securities Act of 1933 provided by Section 4(2), Section 4(6) and/or Rule 506 of Regulation D promulgated under the 1933 Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6 2007 we appointed Josef Neuhaus and Avner Raanan to our board of directors.

Josef (Jos) Neuhaus has acted as an independent consultant for various companies and private investors. Mr. Neuhaus was CEO of RoadEye FLR G.P., a startup company that develops forward-looking radar sensors for adaptive cruise control and Managing Director of Gintec Active Safety Ltd., a company that manufacturers obstacle detection systems for commercial vehicles. Mr. Neuhaus received a BA in Accounting and Economics at the Tel Aviv University and an Executive MBA from the Leon Recanati Graduate School of Business Administration at the Tel Aviv University.

Avner Raanan has vast technical and managerial experience in venture capital investments, business consulting, managing multi-million dollar projects, developing airborne electronic warfare systems and air to air missiles. Mr. Raanan founded Avnan Enterprises Ltd., an investment company that invests in early stage start up companies. Mr. Raanan is currently in a PhD study at Bar-Ilan University, Israel. He received an M.Sc. in Business Administration and a B.Sc. in Electronic and Computer Engineering at Ben-Gurion University in Israel.

There are no family relationships with Messrs Neuhaus or Raanan and any of our other directors and officers.

Our board of directors now consists of Asi Shalgi, Yair Aloni, Josef Neuhaus and Avner Raanan. Alex Werber is our Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

Per: /s/ Asi Shalgi

Asi Shalgi

President and CEO

December 6, 2007